UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM S-1 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
GIA INVESTMENTS CORP
Room 205, 199 Urumqi North Road Jing’an Zone Shanghai, China

Nevada	8742	42-1772642
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
Agent For service and copies to:
How2go public.com 4790 Caughlin Pkwy, Ste 387 Reno, NV 8951 775-851-7397, 775-201-8331

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] _______________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] ______________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] ______________________________

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. [X]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filed or a smaller reporting company

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share ($)	Proposed Maximum Aggregate Offering Price ($)(2)	Amount of Registration Fee($)

Shares of Common Stock, $.001 par value	250,000	$0.50	$125,000	$8.92

1	The shares of our Common Stock being registered hereunder for resale by the selling security holders named in the prospectus. The Company will not receive any of the proceeds.

2
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act, based upon the fixed price of the offering. The Company will derive no financial benefit from the sales of these shares. The shares will be offered at prevailing market prices or privately negotiated prices.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus. Any representation to the contrary is a criminal offense.

Prospectus

GIA INVESTMENTS CORP

250,000 Shares of Common Stock
$0.50 per share
 $125,000

This is the initial offering of Common stock of GIA INVESTMENTS CORP (GIA) and no public market currently exists for the securities being offered. GIA (“Company,” “we,” “us,” and “our”) will derive no financial benefit from the sales of these shares. The shares will be offered at a fixed price of $.50 per share by its selling shareholders until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, and thereafter at prevailing market prices or privately negotiated prices.  Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market.  Further, there is no assurance that our common stock will ever trade on any market or securities exchange.  We will not receive any proceeds from the resale of shares of common stock by the selling shareholders.  We will pay for all of the expenses related to this offering.

Prior to this offering, there has been no public market for the Company’s common stock.

Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the selling shareholders
250,000	$0.50	$0.00	$125,000

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See the section titled “Risk Factors” beginning on Page 5 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this Prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The information in this Prospectus is not complete and may be changed. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not the solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of its assets and the liquidation of its liabilities in the normal course of business.  However, the Company has generated no revenues, has accumulated a loss during its development stage, and currently lacks the capital to pursue its business plan.  This raises substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from this uncertainty.

The Company does not plan to use this offering Prospectus before the effective date.

Subject to Completion, Dated _________, 2010

GIA INVESTMENTS CORP
4790 Caughlin Pkwy, Ste 387
Reno, NV 89519
775-851-7397

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this Prospectus regarding GIA INVESTMENTS CORP (the “Company”).  In this Prospectus, unless the context otherwise denotes, references to “we,” “us,” “our,” and “GIA” are to the Company.

A CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

GENERAL INFORMATION ABOUT OUR COMPANY OUR COMPANY

We were incorporated in Nevada July 6th 2010 and our year end is December 31.

NATURE OF BUSINESS

GIA Investments Corp, a company in the developmental stage (the “Company” or “GIA”), was incorporated on July 6, 2010 in the State of Nevada. The Company has not conducted business operations nor had revenues from operations since its inception. The Company‘s business plan is to seek, investigate, and, if warranted, acquire one or more properties or businesses, and to pursue other related activities intended to enhance shareholder value. The acquisition of a business opportunity may be made by purchase, merger, exchange of stock, or otherwise, and may encompass assets or a business entity, such as a corporation, or joint venture. The Company has no capital, and it is unlikely that it will be able to take advantage of more than one such business opportunity.

WHERE YOU CAN FIND US

Our offices are located at:
GIA Investments Corp.
Room 205, 199 Urumqi North Road
Jing’an Zone
Shanghai, China

GIA INVESTMENTS CORP

For Service
United States
4790 Caughlin Pkwy, Ste 387
Reno, NV 89519
775-851-7397

THE OFFERING

This prospectus covers the resale by the selling shareholders named in this prospectus of 250,000 shares of our common stock.  The offered shares were acquired by the selling shareholders in private placement transactions, which were exempt from the registration requirements of the Securities Act of 1933.  The selling shareholders will sell their shares of our common stock at a fixed price of $ 0.50 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, and thereafter at prevailing market prices or privately negotiated prices.  Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.  Further, there is no assurance that our common stock will ever trade on any market or securities exchange.

This is our initial public offering and no public market currently exists for shares of our common stock.  We can offer no assurance that an active trading market will ever develop for our common stock.

Securities Being Offered:	250,000 Shares of common stock, $.001 par value, at a price of $0.50 per share held by 45 selling shareholders at $0.50, for which the Company will receive no financial benefit.

Offering Price per Share:	$0.50

Offering Period:	The shares are being offered for a period not to exceed 180 days

Net Proceeds to Our Company:	We will not receive proceeds from the sale of the 250,000 common shares offered by our selling shareholders.

Use of Proceeds:	No proceeds to the Company

Number of Shares Outstanding
Before the Offering:	28,250,000

Number of Shares Outstanding
After the Offering:	28,250,000

SELECTED SUMMARY FINANCIAL DATA

This table summarizes our operating and balance sheet data as of the periods indicated. You should read this summary financial data in conjunction with the “Plan of Operations” and our audited financial

Balance Sheet Data:	As of July 31, 2010
(audited)
Cash and Cash equivalents	$0
Total assets	0
Total liabilities	0
Stockholders’ Equity	$0

As of
Statement of Operations Data:	July 31, 2010
(audited)
Revenues	$0
Total cost and expenses	0
Net (loss)	$0
Net (loss) per share	$0

Weighted average number of shares
Outstanding – basic and diluted	28,000,000

RISK FACTORS

RISKS ASSOCIATED WITH OUR COMPANY:

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this Prospectus, before making an investment decision concerning the common stock.

RISKS RELATED TO DOING BUSINESS IN CHINA

ADVERSE CHANGE IN ECONOMIC AND POLITICAL POLICIES OF THE PRC GOVERNMENT COULD HAVE A MATERIAL AND ADVERSE EFFECT ON OVERALL ECONOMIC GROWTH IN CHINA, WHICH COULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS.

According to our business plan, we conduct substantially all of our business operations in China. Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China.

The PRC economy differs from the economies of most western countries in many respects; although they are currently under rapid growth, their market-oriented sectors of the economy are still in early stage of development. The PRC government exercise higher level of involvement over economic activities, control over foreign exchange and allocation of resources. These respects could have a negative effect on our business.

In addition, any adverse change in the economic conditions or government policies in China could have a material adverse effect on the overall economic growth, which in turn could lead to a reduction in demand for our products and services, and consequently have a material adverse effect on our business and prospects.

OUR BUSINESS IS LARGELY SUBJECT TO THE UNCERTAIN LEGAL ENVIRONMENT IN CHINA AND OUR LEGAL PROTECTION COULD BE LIMITED.

Unlike the common law system in the United States, the PRC’s legal system is a civil law system based on written statutes; decided legal cases have little value as precedents.

Since 1979, a series of new PRC laws and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China including wholly foreign-owned enterprises and joint ventures in particular. However, since the current laws, regulations and legal requirements are relatively recent, evolving rapidly, and are likely to be subject to broad interpretations, PRC is still lacking of a well developed, consolidated body of laws governing foreign investment enterprises.

We are not currently subject to direct Chinese, federal, province or local regulations.  However, as we plan to establish an operation subsidiary in China to execute our business plan, some of the laws, regulations and legal requirements may negatively impact our planned operations in China, for example:

● The Internet is increasingly popular; as a result, it is possible that a number of laws and regulations may be adopted with respect to the Internet. These laws may cover issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Furthermore, the growth of electronic commerce may prompt calls for more stringent consumer protection laws. Change in such laws intended to address such issues could create uncertainty in the Internet market place, and it could have a material adverse affect on our business.
● Since PRC administrative authorities and courts have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult than in more developed legal systems to evaluate the outcome of administrative and court proceedings and the level of our legal protection. It may negatively impact our ability to enforce the contracts we have entered into with our business partners, clients and suppliers.
● Intellectual property rights and confidentiality protections in PRC may not be as effective as in the United States.

● Recent PRC regulations relating to the establishment of an offshore special purpose vehicle (SPV) by PRC resident may restrict our overseas and cross-border investment activities and adversely affect us. (please see Risk Factors – Risks related to doing business in China – “Regulations relating to the establishment of an offshore special purpose vehicle (SPV) by PRC resident…” for more detailed information)
● Recent PRC regulation relating to mergers and acquisitions of domestic enterprises by foreign investors may adversely affect our ability to grow through merger and acquisition. (Please see Risk Factors – Risks related to doing business in China – “We may not be able to efficiently grow our business through merger and acquisition” for more detailed information)

GOVERNMENTAL CONTROL OF CURRENCY CONVERSION MAY AFFECT OUR ABILITY TO PAY DIVIDENDS AND AFFECT THE VALUE OF YOUR INVESTMENT.

The PRC government controls the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. According to our business plan, we will conduct substantially all of our business through our operating subsidiary in China. We will receive substantially all of our revenues in RMB. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the PRC state Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. However, approval from appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. This could affect the ability of our PRC subsidiary to obtain foreign exchange through debt or equity financing, including by means of loans or capital contributions from us.

The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

FLUCTUATION OF THE RMB COULD AFFECT OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

The value of the RMB against other currencies including the US dollar is affected by, amount other things, changes in political and economic conditions. The PRC government changed its policy of pegging the value of the RMB to the US dollar on July 21, 2005. This change in policy permitted the RMB to fluctuate within a narrow and managed band against a basket of certain foreign currencies, which has resulted in a 20% appreciation of the RMB against the US dollar.

Since July 2008, the RMB has traded stably within a narrow range against the US dollar; however, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the RMB against foreign currencies.

According to our business plan, our revenues and costs will mostly denominate in the RMB, and a significant portion of our assets will also be denominated in the RMB. Any significant fluctuations in the exchange rate between the RMB and the US dollar may materially affect our cash flows, revenues, earnings, financial positions and the amount of dividends we may pay to our shareholders.

REGULATIONS RELATING TO THE ESTABLISHMENT OF AN OFFSHORE SPECIAL PURPOSE VEHICLE (SPV) BY PRC RESIDENT, IF APPLIED TO US, MAY SUBJECT OUR PRC RESIDENT STOCKHOLDERS TO PERSONAL LIABILITY AND LIMIT OUR ABILITY TO ACQUIRE PRC COMPANIES OR TO INJECT CAPITAL INTO OUR PRC SUBSIDIARY, LIMIT OUR PLANNED PRC SUBSIDIARY’S ABILITY TO DISTRIBUTE PROFITS TO US OR OTHERWISE MATERIALLY ADVERSELY AFFECT US.

To invest in China, a foreign investor needs to first register with the government and obtain its approval. China has divided its market into three categories of business opportunities. These categories are Encouraged, Restricted, and Prohibited. Approval to invest in encouraged business types is relatively easy and quick to receive.

Our planned local operation subsidiary (both WFOE and Joint Venture) is categorized as encouraged. (Reference: “Encouraged Foreign Investment Projects” article 4:

http://english.anhuinews.com/system/2009/11/04/002388598.shtml ; or follow this link for the original content from National Development and Reform Commission:
http://www.sdpc.gov.cn/zcfb/zcfbl/2007ling/t20071107_171058.htm)

WE MAY NOT BE ABLE TO EFFICIENTLY GROW OUR BUSINESS THROUGH MERGER AND ACQUISITION.

On August 8, 2006, six PRC governmental and regulatory agencies, including the PRC Ministry of Commerce or MOFCOM, and China Securities Regulatory Commission or CSRC, promulgated a rule entitled “Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors”, or Circular 10, which became effective on September 8, 2006. Article 11 of Circular 10 requires PRC domestic enterprises or domestic natural persons to obtain the prior approval of MOFCOM when an offshore company established or controlled by them proposes to merge or acquire a PRC domestic company with which such enterprises or persons have a connected relationship.

Compliance with the new regulations is likely to be more time consuming and expensive than in the past and the government can now exert more over the combination of two businesses. Accordingly, due to this new regulation, our ability to engage in business combination transactions has become significantly more complicated, time consuming and expensive. We may not be able to negotiate a transaction that is acceptable to our stockholders or sufficiently protect their interests in a transaction.

WE MAY CONTINUE TO LOSE MONEY, AND IF WE DO NOT ACHIEVE PROFITABILITY, WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS.

We have, in our history, generated no revenues from operations, have incurred substantial expenses, and have sustained losses.  In addition, we expect to continue to incur significant operating expenses.  As a result, we will need to generate significant revenues to achieve profitability, which may not occur.  Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future.  We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses, and cash flow, some of which could be significant.  Results of operations will depend upon numerous factors, some beyond our control, market acceptance of our products, and services and competition.

WE DO NOT HAVE ANY SIGNED AGREEMENTS OR CONTRACTS WITH ANY COMPANY AT THIS TIME.

At this time, October 8, 2010 we have no contracts or agreements with any suppliers or customers. If in the future we fail to reach supplier and customer agreements we may not succeed.

ANY FAILURE TO MAINTAIN ADEQUATE GENERAL LIABILITY, COMMERCIAL, AND SERVICE LIABILITY INSURANCE COULD SUBJECT US TO SIGNIFICANT LOSSES OF INCOME.

We do not currently carry general liability, service liability and commercial insurance, and therefore, we have no protection against any general, commercial and/or service liability claims.  Any general, commercial and/or service liability claims will have a material adverse effect on our financial condition.  There can be no assurance that we will be able to obtain insurance on reasonable terms when we are able to afford it.

THE PLANNED INCREASE IN THE NUMBER OF CUSTOMERS USING OUR SERVICE MAY MAKE OUR FUTURE RESULTS UNPREDICTABLE.

Our future results depend on various factors, including successful selection of new markets, market acceptance of GIA, consumer recognition of the quality of our services and products and willingness to pay our prices and general economic conditions.

OUR REVENUE GROWTH RATE DEPENDS PRIMARILY ON OUR ABILITY TO EXECUTE OUR BUSINESS PLAN

We may not be able to identify and maintain the necessary relationships with our customers and suppliers. Our ability to execute our business plan also depends on other factors, including:

1.	negotiating representation and marketing agreements with acceptable terms;
2.	hiring and training qualified personnel
3.	managing marketing and development costs at affordable levels;
4.	cost and availability of labor;

A FAILURE TO MANAGE OUR GROWTH EFFECTIVELY COULD HARM OUR BUSINESS AND OPERATING RESULTS.

Our plans call for a significant increase in the growth of China. Financial and management controls and information systems may be inadequate to support our expansion. Managing our growth effectively will require us to continue to enhance these systems, procedures and controls and to hire, train and retain management and staff. We may not respond quickly enough to the changing demands that our expansion will impose on our management, employees and existing infrastructure. We also place a lot of importance on our culture, which we believe will be an important contributor to our success. As we grow, however, we may have difficulty maintaining our culture or adapting it sufficiently to meet the needs of our operations. Our failure to manage our growth effectively could harm our business and operating results.

OUR REVENUE IS SUBJECT TO VOLATILITY BASED ON THE GLOBAL ECONOMY, IN PARTICULAR CHINA ECONOMIC DOWNTURNS OR REDUCTIONS IN GOVERNMENT FUNDING OF INFRASTRUCTURE PROJECTS COULD SIGNIFICANTLY REDUCE OUR REVENUES.

Our business is highly dependent on the amount of infrastructure work funded by the PRC government, which in turn, depends on the overall condition of the economy and both central and local government spending levels. Decreases in government funding for infrastructure projects could decrease demand on pipe fitting products and limit our ability to obtain new contracts, which could reduce our revenues and profits.

CURRENT AND FUTURE CONDITIONS IN WORLD’S FINANCIAL AND CREDIT MARKETS COULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS AND RESULTS OF OPERATIONS.

We depend on the financial market and investor’s confidence to provide capital for our operation. The current global recession may have a material adverse effect on our business in a number of ways, including demand for our products and services, availability of capital financing, cost of capital, volatility in commodity prices and fluctuation in exchange rates.

World events and other factors could also cause our revenue to fluctuate from quarter to quarter.

WE MAY NOT BE ABLE TO RAISE ADDITIONAL CAPITAL ON ACCEPTABLE TERMS.

Developing our business may require significant capital in the future. To meet our capital needs, we expect to rely on our cash flow from operations and potentially, third-party financing. Third-party financing may not, however, be available on terms favorable to us, or at all. Our ability to obtain additional funding will be subject to various factors, including market conditions, our operating performance, lender sentiment and our ability to incur additional debt in compliance with other contractual restrictions, such as financial covenants under any future credit facility. These factors may make the timing, amount, terms and conditions of additional financings unattractive. Our inability to raise capital could impede our growth.

RISKS ASSOCIATED WITH THIS OFFERING

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION MAKING BECAUSE THE COMPANY’S CEO WILL CONTROL NOT LESS THAN 99% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK

Presently, the Company’s CEO beneficially own 28,000,000 (99%) shares of the outstanding common stock of the Company. Because of such ownership, investors in this offering will have limited control over matters requiring approval by GIA shareholders, including the election of directors.    Such concentrated control may also make it difficult for GIA stockholders to receive a premium for their shares of GIA in the event the Company enters into transactions which require stockholder approval.  In addition, certain provisions of Nevada State law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire control of the Company. For example, Nevada law provides that a majority of the stockholders is required to remove a director, which may make it more difficult for a third party to gain control of the Company. This concentration of ownership limits the power to exercise control by the minority shareholders.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF GIA FAILS TO IMPLEMENT ITS BUSINESS PLAN.

The Company expects to face substantial risks, uncertainties, expenses, and difficulties because it is a development-stage company.  GIA was formed in Nevada on July 6, 2010. The Company has no demonstrable operations record of substance upon which investors can evaluate the Company’s business and prospects. GIA prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. The Company cannot guarantee that it will be successful in accomplishing its objectives.

THE REPORT OF OUR INDEPENDENT AUDITORS INDICATES UNCERTAINTY CONCERNING OUR ABILITY TO CONTINUE AS A GOING CONCERN AND THIS MAY IMPAIR OUR ABILITY TO RAISE CAPITAL TO FUND OUR BUSINESS PLAN.

Our independent auditors have raised substantial doubt about our ability to continue as a going concern.  We cannot assure you that this will not impair our ability to raise capital on attractive terms.  Additionally, we cannot assure you that we will ever achieve significant revenues and therefore remain a going concern.

COMPETITORS WITH MORE RESOURCES MAY FORCE US OUT OF BUSINESS.

We will compete with many well-established companies. Aggressive pricing by our competitors or the entrance of new competitors into our markets could reduce our revenue and profit margins.

THE COSTS TO MEET OUR REPORTING AND OTHER REQUIREMENTS AS A PUBLIC COMPANY SUBJECT TO THE EXCHANGE ACT OF 1934 WILL BE SUBSTANTIAL AND MAY RESULT IN US HAVING INSUFFICIENT FUNDS TO EXPAND OUR BUSINESS OR EVEN TO MEET ROUTINE BUSINESS OBLIGATIONS.

If we become a public entity, subject to the reporting requirements of the Securities Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these accounting, legal and other professional costs could range up to $15,000 per year in the next few years and will be higher if our business volume and activity increases but lower during the first years of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

WE MAY HAVE DIFFICULTY IN ATTRACTING AND RETAINING MANAGEMENT AND OUTSIDE INDEPENDENT MEMBERS TO OUR BOARD OF DIRECTORS AS A RESULT OF THEIR CONCERNS RELATING TO THEIR INCREASED PERSONAL EXPOSURE TO LAWSUITS AND STOCKHOLDER CLAIMS BY VIRTUE OF HOLDING THESE POSITIONS IN A PUBLICLY-HELD COMPANY.

The directors and management of publicly-traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and stockholder claims, as well as governmental and creditor claims which may be made against them, particularly in view of recent changes in laws imposing additional duties, obligations and liabilities on management and directors.  Due to these perceived risks, directors and management are also becoming increasingly concerned with the availability of directors and officers’ liability insurance to pay on a timely basis the costs incurred in defending such claims.  We currently do not carry directors and officers’ liability insurance.  Directors and officers’ liability insurance has recently become much more expensive and difficult to obtain.  If we are unable to provide directors and officers’ liability insurance at affordable rates or at all, it may become increasingly more difficult to attract and retain qualified outside directors to serve on our board of directors.

We may lose potential independent board members and management candidates to other companies that have greater directors and officer’s liability insurance to insure them from liability or to companies that have revenues or have received greater funding to date, which can offer more lucrative compensation packages.  The fees of directors are also rising in response to their increased duties, obligations and liabilities as well as increased exposure to such risks.  As a company with a limited operating history and limited resources, we will have a more difficult time attracting and retaining management and outside independent directors than a more established company due to these enhanced duties, obligations and liabilities.

YOU MAY NOT BE ABLE TO SELL YOUR SHARES IN GIA BECAUSE THERE IS NO PUBLIC MARKET FOR THE COMPANY’S STOCK.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  A market maker is needed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the Over the Counter Bulletin Board (“OTC Bulletin Board”) maintained by FINRA. Commencing upon the effectiveness of our registration statement of which this Prospectus is a part we will seek out a market maker The OTCBB is not a listing service or exchange, but is instead a dealer quotation service for subscribing members.  There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.  If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so.  No market makers have committed to becoming market makers for our common stock at this time and none may do so.

There is no public market for the Company’s common stock.  Heer Hsiao our sole officer and director beneficially owns 28,000,000 shares or 99% of the GIA issued and outstanding common stock. Therefore, the current and potential market for GIA common stock is limited. No market is available for investors in GIA common stock to sell their shares if the Company does not acquire listing status. The Company cannot guarantee that a meaningful trading market will develop.

If GIA stock ever becomes tradable, of which the Company cannot guarantee success the trading price of GIA common stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond the Company’s control. In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of the Company stock.

ALL OF GIA ISSUED AND OUTSTANDING COMMON SHARES ARE RESTRICTED UNDER RULE 144 OF THE SECURITIES ACT, AS AMENDED. WHEN THE RESTRICTION ON THESE SHARES IS LIFTED, AND THE SHARES ARE SOLD IN THE OPEN MARKET, THE PRICE OF GIA COMMON STOCK COULD BE ADVERSELY AFFECTED.

All of the presently outstanding shares of common stock, aggregating 28,250,000 shares of common stock, are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period (provided the company is current in its reporting obligations under the Exchange Act), subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. The Company currently has one shareholder who owns 28,000,000 restricted shares or 99% of the outstanding common stock.  When these shares become unrestricted and available for sale, the sale of these shares by these individuals, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of the Company common stock in any market that might develop.

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD, WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies trading on the OTC Bulletin Board must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on the OTC Bulletin Board.  If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board.  As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

This is our initial registration and there is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  A market maker is needed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA. Commencing upon the effectiveness of our registration statement of which this Prospectus is a part we will seek out a market maker. There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.  If for any reason our common stock is not quoted on the Over the Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so.  No market makers have committed to becoming market makers for our common stock and none may do so.

DIVIDEND RISK

At present, we are not in a financial position to pay dividends on our common stock and future dividends will depend on our profitability.  Investors are advised that until such time the return on our common stock is restricted to an appreciation in the share price.

OUR COMMON STOCK IS SUBJECT TO THE “PENNY STOCK” RULES OF THE SECURITIES AND EXCHANGE COMMISSION, AND THE TRADING MARKET IN OUR COMMON STOCK IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE INVESTMENT VALUE OF OUR STOCK.

Our shares of common stock are “penny stocks” because they are not registered on a national securities exchange or listed on an automated quotation system sponsored by a registered national securities association, pursuant to Rule 3a51-1(a) under the Exchange Act.  For any transaction involving a penny stock, unless exempt, the rules require:

•	That a broker or dealer approve a person’s account for transactions in penny stocks; and
•	That the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which sets forth the basis on which the broker or dealer made the suitability determination.  Additionally, the broker or dealer must receive a signed, written agreement from the investor prior to the transaction.

•
Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules.  This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

•
Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, the commission’s payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules.  This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

THE MARKET FOR PENNY STOCKS HAS SUFFERED IN RECENT YEARS FROM PATTERNS OF FRAUD AND ABUSE.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;
•	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and
•
The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

SHARES ELIGIBLE FOR FUTURE SALE BY OUR CURRENT STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE.

To date, we have had no trading volume in our common stock.  As long as this condition continues, the sale of a significant number of shares of common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered.  In addition, sales of substantial amounts of common stock under Securities and Exchange Commission Rule 144 or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital at that time through the sale of our securities.

This is our initial registration and there is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  A market maker is needed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this Prospectus is a part.  There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.  If for any reason our common stock is not quoted on the Over the Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so.  No market makers have committed to becoming market makers for our common stock and none may do so.

DESCRIPTION OF OUR BUSINESS

GIA Investments Corp, a company in the developmental stage (the “Company” or “GIA”), was incorporated on July 6, 2010 in the State of Nevada. The Company has not conducted business operations nor had revenues from operations since its inception. The Company‘s business plan was to seek, investigate, and, if warranted, acquire one or more properties or businesses, and to pursue other related activities intended to enhance shareholder value. The acquisition of a business opportunity may be made by purchase, merger, exchange of stock, or otherwise, and may encompass assets or a business entity, such as a corporation, or joint venture. The Company has no capital, and it is unlikely that it will be able to take advantage of more than one such business opportunity.

INDUSTRY BACKGROUND

There are many small profitable companies in China and elsewhere in Asia with no knowledge of the OTCBB in the United States.  The company feels it can fill a market niche with its ability to identify prospects in the Asian Community because of its network of Professional contacts Mr. Hsiao has developed over the past eight years.  The company feels it is breaking ground here and has no feel for how this market will develop in the future.

PRINCIPAL SERVICES AND THEIR MARKETS

There are hundreds of thousands small to mid-size business’s in the China marketplace that can benefit from the services GIA offers.  GIA will help educate these businesses as to the many benefits available to their companies as a publicly traded company in the United States, specifically the OTCBB.  GIA is going to put a team of bi-lingual professionals together and offer its services as a “package” to its clients. The Company‘s business plan is to seek, investigate, and, if warranted, acquire one or more properties or businesses, and to pursue other related activities intended to enhance shareholder value. The acquisition of a business opportunity may be made by purchase, merger, exchange of stock, or otherwise, and may encompass assets or a business entity, such as a corporation, or joint venture. The Company has no capital, and it is unlikely that it will be able to take advantage of more than one such business opportunity.

DISTRIBUTION METHODS

The company has no products for distribution

STATUS OF ANY PUBLICLY ANNOUNCED SERVICES

None at this time

COMPETITION

The actual competition is unknown.  There are many professional entities, i.e. Law Firms, Financial Institutions, Investment Bankers, etc. from all over the world excited by the growth opportunities in the off-shore Asian markets, in particular China.  We hope our selected “niche” of the small business might be better suited for a company such as GIA and that we fall under the radar of the well know firms as we believe our prospective clients will.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

We currently do not have any customer or signed any sales contracts with our potential customers.

PATENTS AND TRADEMARKS

The Company currently has no registered patents or trademarks.

GOVERNMENT AND INDUSTRY REGULATION

At this time we will not need to be regulated

RESEARCH AND DEVELOPMENT ACTIVITIES

None

ENVIRONMENTAL LAWS

Company operations currently have no material effect on the environment.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

The company has one full time employee at this time. There are no employee agreements in effect.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements about the Company’s business, financial condition, and prospects that reflect GIA management’s assumptions and beliefs based on information currently available. The Company can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of the Company assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within the Company’s control and that may have a direct bearing on operating results include, but are not limited to, the Company’s ability to establish a customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which the Company functions.

There may be other risks and circumstances that management may be unable to predict to sustain operations. When used in this Prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to the Company’s assets, book value, historical earnings, or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

The common stock to be sold by the selling security holders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution of equity interests to our existing stockholders.

SELLING SHAREHOLDERS

The following table sets forth the shares beneficially owned, as of  October 8, 2010 by the 45 selling shareholders prior to the offering contemplated by this Prospectus, the number of shares each selling security holder is offering by this Prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

These shares were purchased through a private placement and were exempt from Registration under Rule 506.  A Form D has been filed with the SEC.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose of, or to direct the disposition of, the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The shares were offered and sold to the selling shareholders at a purchase price of $0.50 to the selling shareholders pursuant to the exemption from registration under Reg S under the Securities Act.  The percentages below are calculated based on 28,250,000 shares of our common stock issued and outstanding.  We do not have any outstanding options, warrants or other securities presently exercisable for or convertible into shares of our common stock.

Name of Selling Stockholder and Position, Office or Material Relationship with Company (NA)	Common Shares Owned by the Selling Stockholder2	Total Shares to be Registered Pursuant to this Offering	Percentage of Common Stock Before Offering	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding1	Cash in US

HSIAO, WAN-SUNG	24000	24000	*	0	12000
蕭萬松
LIN, PI-LIEN	16000	16000	*	0	8000
林碧蓮
HSIAO, YU-CHUN	10000	10000	*	0	5000
蕭玉純
HSIAO, CHAO-CHUNG	4000	4000	*	0	2000
蕭兆忠
LU, HUI-MEI	2000	2000	*	0	1000
呂惠美
曾恩明	2000	2000	*	0	1000
TSENG, EN MING
JENNY WANG	20000	20000	*	0	10000
王梅萍
HSU, CHING-SHAN	20000	20000	*	0	10000
許清山
HSU, CHIA-LI	20000	20000	*	0	10000
許嘉麗
WEN TI-CHENG	2000	2000	*	0	1000
萬迪城
CHEN, KUN	2000	2000	*	0	1000
陳堃
SHIU, SHU-O	2000	2000	*	0	1000
許淑娥
WANG, KUO-CHUN	2000	2000	*	0	1000
王國駿
WANG, MEI-CHEN	2000	2000	*	0	1000
王梅珍

WANG, MEI-YING	2000	2000	*	0	1000
王梅英
WANG, MEI-CHING	2000	2000	*	0	1000
王梅卿
LIN, CHIH-HSIUNG	2000	2000	*	0	1000
林志雄
WANG, MEI-FANG	2000	2000	*	0	1000
王梅芳
HSU WANG, HSIU-LAN	2000	2000	*	0	1000
許王秀蘭
HSIAO, YU-HSIN	2000	2000	*	0	1000
蕭語芯
CHI, QUING PING	6000	6000	*	0	3000
池清萍
CHANG,	2000	2000	*	0	1000
張貴智
TSENG, NSIEN-YU	2000	2000	*	0	1000
曾賢毓
HUANG, HSIN-YU	2000	2000	*	0	1000
黃心昱
DAI, YA PING	2000	2000	*	0	1000
戴亞萍
LIU, TAI-CHING	2000	2000	*	0	1000
劉戴璟
Henrys corporation	10000	10000	*	0	5000

CHANG, SHIN-HUNG	2000	2000	*	0	1000
張世鴻
LEE, KUN-HO	2000	2000	*	0	1000
李坤和
HSU, CHIEN-HUI	2000	2000	*	0	1000
徐千惠
CHEN, CHI-WET	2000	2000	*	0	1000
陳齊偉
HSIEH, MIN-TAO	4000	4000	*	0	2000
謝明道
HSIEH, CHIO SHU LAN	10000	10000	*	0	5000
邱素蘭
LEE, PEIR-FEN	2000	2000	*	0	1000
李培芬
TSENG HSEIN FEI	2000	2000	*	0	1000
曾仙妃
LEE, HSING-CHUAN	10000	10000	*	0	5000
李幸娟

LIN, CHE-SHENG	2000	2000	*	0	1000
林哲生
LEE, YA-TING	2000	2000	*	0	1000
李雲琪
LIN, HUI-O	2000	2000	*	0	1000
林慧娥
LIN, SHEHNG-CHIEH	4000	4000	*	0	2000
林勝杰
HSIAO YING-CHEN	10000	10000	*	0	5000
蕭映溱
CHEN, HUI-LING	6000	6000	*	0	3000
陳慧玲
CHEN, SHU-YIN	10000	10000	*	0	5000
陳淑音
TANG, KITCHEE	10000	10000	*	0	5000
鄧潔芝
LIN, KAI-HUA	2000	2000	*	0	1000
林凱嬅

1) Assumes all of the shares of common stock offered are sold and, 28,250,000 common shares are issued and outstanding.
2)  Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities.

There are no agreements between the company and any selling shareholder pursuant to which the shares subject to this registration statement were issued.

To our knowledge, none of the selling shareholders or their beneficial owners:

  *  has had a material relationship with us other than as a shareholder at any time within the past three years; or
  *  has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
  *  are broker-dealers or affiliated with broker-dealers.

None of the selling shareholders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling shareholders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities.

We may require the selling shareholders to suspend the sales of the securities offered by this Prospectus upon the occurrence of any event that makes any statement in this Prospectus, or the related registration statement, untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this Prospectus.

PLAN OF DISTRIBUTION

This prospectus relates to the registration of 250,000 shares of common stock on behalf of the selling stockholders.  We anticipate applying for trading of our common stock on the over-the-counter (OTC) Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. To have our securities quoted on the OTC Bulletin Board we must: (1) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (2) has at least one market maker who completes and files a Form 211 with NASD Regulation, Inc. The OTC Bulletin Board differs substantially from national and regional stock exchanges because it (1) operates through communication of bids, offers and confirmations between broker-dealers, rather than one centralized market or exchange; and, (2) securities admitted to quotation are offered by one or more broker-dealers rather than “specialists” which operate in stock exchanges. We have not yet engaged a market maker to assist us to apply for quotation on the OTC Bulletin Board and we are not able to determine the length of time that such application process will take. Such time frame is dependent on comments we receive, if any, from the NASD regarding our Form 211 application. Upon effectiveness of this registration we will seek out a market maker.

There is currently no market for our shares of common stock. There can be no assurance that a market for our common stock will be established or that, if established, such market will be sustained. Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our common stock. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

SALES BY SELLING SHAREHOLDERS

The selling shareholders may sell up to 250,000 common shares at a fixed price of $0.50 or prevailing market prices or privately negotiated prices once our shares of common stock are quoted on the Over-the-Counter Bulletin Board or listed for trading or quoted on any other public market.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

*	on such public markets as the common stock may be trading;
*	in privately negotiated transactions; or
*	in any combination of these methods of distribution.

The sales price to the public may be:

*	$0.50 as in this offering
*	the market price prevailing at the time of sale;
*	a price related to such prevailing market price; or
*	such other price as the selling shareholders determine.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable laws and may, among other things:

*	not engage in any stabilization activities in connection with our common stock;
*	furnish each broker or dealer through which common stock may be offered, such copies of this Prospectus, as amended from time to time, as may be required by such broker or dealer; and
*	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

None of the selling shareholders will engage in any electronic offer, sale or distribution of the shares. Further, neither we nor any of the selling shareholders have any arrangements with a third party to host or access our Prospectus on the Internet.

DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 50,000,000 shares of common stock, $.001 par value per share.  The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

SECURITY HOLDERS

As of October 8, 2010, there were 28,250,000 common shares issued and outstanding, which were held by 47 stockholders of record.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

DIVIDEND POLICY

The Company does not anticipate paying dividends on the Common Stock at any time in the foreseeable future.  The Company’s Board of Directors currently plans to retain earnings for the development and expansion of the Company’s business.  Any future determination as to the payment of dividends will be at the discretion of the Board of Directors of the Company and will depend on a number of factors including future earnings, capital requirements, financial conditions and such other factors as the Board of Directors may deem relevant.

INTERESTS OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statements for the period from July 6, 2010 (inception) to July 31, 2010   included in this Prospectus have been audited by the firm of KCCW Accountancy Corp.  We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

The Law Offices of Novi & Wilkin, 1325 Airmotive way, Ste 140, Reno, Nv 89502 has passed upon the validity of the shares being offered.

STATUS OF ANY PUBLICLY ANNOUNCED NEW SERVICES

The Company currently has made no public announcements regarding its services.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

There is one full time employee at this time. There are no employment agreements in effect

DESCRIPTION OF PROPERTY

 The Company currently uses office space donated by Heer Hsiao, CEO of the company at no cost to GIA

LEGAL PROCEEDINGS

There are no lawsuits filed or pending against the Company by others, and no lawsuits filed or pending against others by the Company.  There are no contingencies, sureties or guaranties in existence.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

As of October 8, 2010, the Company has a total of 47 shareholders.  No public market currently exists for shares of our common stock.  Concurrently with the completion of this offering, we will be applying to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

STOCK TRANSFER AGENT

None at this time

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC.  All reports and information filed by us can be found at the SEC website, www.sec.gov.

Our fiscal year end is December 31.  We intend to provide financial statements audited by an Independent Registered Accounting Firm (PCOAB) to our shareholders in our annual reports.  The audited financial statement at July 31, 2010, immediately follows.

GIA INVESTMENTS CORP
(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS FOR THE PERIOD ENDED
JULY 31, 2010
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
GIA Investments Corp
(A Development Stage Company)

We have audited the accompanying balance sheet of GIA Investments Corp (A development stage company) (the "Company") as of July 31 2010, and the related statements of operations, stockholders’ equity, and cash flows for the period from July 6, 2010 (inception) through July 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of July 31 2010, and the results of its operations and its cash flows for the period from July 6, 2010 (inception) through July 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/KCCW Accountancy Corp
Diamond Bar, California

August 12, 2010

GIA INVESTMENTS CORP
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
JULY 31, 2010

ASSETS

Total Assets	$-

LIABILITIES AND STOCKHOLDERS' EQUITY

Total liabilities	$-

Stockholders' Equity
Common stock, $0.001 par value, 50,000,000 shares authorized,
28,000,000 shares issued and outstanding	28,000
Additional paid-in capital	22,000
Stock subscription receivable	(50,000)
Retained Earnings during the development stage	-
Total stockholders' equity	-
Total Liabilities and Stockholders' Equity	$-

The Accompanying Notes Are an Integral Part of the Financial Statements.

GIA INVESTMENTS CORP
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
PERIOD FROM JULY 6, 2010 (INCEPTION) THROUGH JULY 31, 2010

General and administrative expenses	$-

Net Income	$-

Net Income Per Share-
Basic and Diluted	$-

Weighted Average Shares Outstanding:
Basic and Diluted	28,000,000

The Accompanying Notes Are an Integral Part of the Financial Statements.

GIA INVESTMENTS CORP
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY
PERIOD FROM JULY 6, 2010 (INCEPTION) THROUGH JULY 31, 2010

			Additional	Stock	Retained Earnings
	Common Stock		Paid-in	Subscription	During the
	Share	Amount	Capital	Receivable	Development Stage	Total

Issuance of common stock to founders	28,000,000	$28,000	$22,000	$(50,000)	$-	$-

Net income	-	-	-	-	-	-

Balance, July 31, 2010	28,000,000	$28,000	$22,000	$(50,000)	$-	$-

The Accompanying Notes Are an Integral Part of the Financial Statements.

GIA INVESTMENTS CORP
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOW
PERIOD FROM JULY 6, 2010 (INCEPTION) THROUGH JULY 31, 2010

July 6, 2010
(inception) to
July 31, 2010
Cash flows from operating activities
Net income	$-

Cash flows from investing activities	-

Cash flows from financing activities	-

Net change in cash	-

Cash and cash equivalents
Beginning	-
Ending	$-

Supplemental disclosure of cash flows
Cash paid during the period for:
Interest expense	$-
Income tax	$-

Stock subscription receivable	$50,000

The Accompanying Notes Are an Integral Part of the Financial Statements.

F-5

GIA INVESTMENTS CORP
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

JULY 31, 2010

NOTE 1-  NATURE OF OPERATIONS AND SUMMARY OF ACCOUNTING POLICIES

Nature of Business

GIA Investments Corp, a company in the developmental stage (the “Company” or “GIA”), was incorporated on July 6, 2010 in the State of Nevada. The Company has not conducted business operations nor had revenues from operations since its inception. The Company‘s business plan was to seek, investigate, and, if warranted, acquire one or more properties or businesses, and to pursue other related activities intended to enhance shareholder value. The acquisition of a business opportunity may be made by purchase, merger, exchange of stock, or otherwise, and may encompass assets or a business entity, such as a corporation, or joint venture. The Company has no capital, and it is unlikely that it will be able to take advantage of more than one such business opportunity.

The Company’s year-end is December 31.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America (GAPP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash and all highly liquid instruments with original maturities of three months or less.

Net Income Per Share

Basic income (loss) per share is computed by dividing net income by weighted average number of shares of common stock outstanding during each period. Diluted income per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. At July 31, 2010, the Company does not have any outstanding common stock equivalents; therefore, a separate computation of diluted loss per share is not presented.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes, which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when, in the opinion of management, it is more likely than not that some or all of any deferred tax assets will not be realized.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its result of operations, financial position or cash flow.

NOTE 2-  INCOME TAXES

GIA has not yet realized income as of the date of this report, and no provision for income taxes has been made. At July 31, 2010, there were no deferred tax assets or liabilities.

NOTE 3- STOCKHOLDERS’ EQUITY

GIA Investments Corp issued 28,000,000 shares to its founding shareholders in exchange for $50,000 in cash. Stock subscription receivable of $50,000 from the issuance of the stock is reported as a reduction of stockholder’s equity at July 31, 2010.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read this section in conjunction with our financial statements and the related notes included in this Prospectus.  Some of the information contained in this section or set forth elsewhere in this Prospectus, including information with respect to our plans and strategies for our business, statements regarding the industry outlook, our expectations regarding the future performance of our business, and the other non-historical statements contained herein are forward-looking statements.

OVERVIEW/BUSINESS OF ISSUER/ PLAN OF OPERATION

Nature of Business

GIA Investments Corp, a company in the developmental stage (the “Company” or “GIA”), was incorporated on July 6, 2010 in the State of Nevada. The Company has not conducted business operations nor had revenues from operations since its inception. The Company‘s business plan was to seek, investigate, and, if warranted, acquire one or more properties or businesses, and to pursue other related activities intended to enhance shareholder value. The acquisition of a business opportunity may be made by purchase, merger, exchange of stock, or otherwise, and may encompass assets or a business entity, such as a corporation, or joint venture. The Company has no capital, and it is unlikely that it will be able to take advantage of more than one such business opportunity.

GENERAL INFORMATION ABOUT OUR COMPANY

We are a start-up stage company. We are a company without revenues or operations; we have minimal assets and have incurred losses since inception.

INDUSTRY BACKGROUND

There are many small profitable companies in China and elsewhere in Asia with no knowledge of the OTCBB in the United States.  The company feels it can fill a market niche with its ability to identify prospects in the Asian Community because of its network of Professional contacts Mr. Hsiao has developed over the past eight years.  The company feels it is breaking ground here and has no feel for how this market will develop in the future.

RESULTS OF OPERATIONS FOR THE PERIOD ENDED JULY 31, 2010

FOR THE PERIOD ENDED July 31, 2010 we had no revenues and anticipated expenses of $50,000 for this registration process.

LIQUIDITY

We have cash $0 assets at July 31, 2010. We will be reliant upon shareholder loans, private placements or public offerings of equity to fund any kind of operations.  We have secured no sources of loans. We had no cash flow or revenues during the period ended July 31, 2010.   We plan to raise more capital through equity financing to fund our operations and to carry out our business objectives. However, if we fail to raise the capital we need through equity financing, we will have to rely on loans from our founder and CEO, Mr.  Hsiao.

If we become a public entity, subject to the reporting requirements of the Securities Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these accounting, legal and other professional costs could range up to $15,000 per year in the next few years and will be higher if our business volume and activity increases but lower during the first years of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

SHORT TERM

On a short-term basis, we have generated no revenues to cover operations.  However, we will have insufficient revenue to satisfy current and recurring liabilities as we continue to build the business. For short term needs we will be dependent on receipt, if any, of public offering or private placement proceeds.

Our assets consist of a checking account with a balance of $0 as of July 31, 2010.

The following table sets forth an estimate of the costs and expenses payable by the registrant in connection with the issuance and distribution of the common stock being registered.

SEC registration fee	$8.91
Blue Sky Expense	990
Legal fees and expenses	37,500
Accountants’ fees and expenses	11,000

Total	$50,000

All amounts except the SEC registration fee are estimated.  All of the expenses set forth above are being paid by the Company.

CAPITAL RESOURCES

We have only common stock as our capital resource.

As we continue to build markets for GIA services and programs, substantial capital will be needed to pay for sales and marketing, website development, equipment and service, plus usual start up and normal operating costs.

NEED FOR ADDITIONAL FINANCING

We do not have capital sufficient to meet our expected cash requirements; therefore, we will have to seek loans or equity placements.

No commitments to provide additional funds have been made by our management or other stockholders.  Accordingly, there can be no assurance that any additional funds will be available to us to allow it to cover our expenses as they may be incurred.

We will need additional capital to support our proposed future development.  We have no revenues at this time.  We have no committed source for additional funding.  No representation is made that any funds will be available when needed.  In the event funds cannot be raised when needed, we may not be able to carry out our business plan, may never achieve sales or income, and could fail in business as a result of these uncertainties.

LIMITED FINANCING

We may borrow money to finance our future operations. Any such borrowing will increase the risk of loss to the investor in the event we are unsuccessful in repaying such loans.

We may issue additional shares to finance our future operations, although the Company does not currently contemplate doing so. Any such issuance will reduce the control of previous investors and may result in substantial additional dilution to investors purchasing shares from this offering.

OFF-BALANCE SHEET ARRANGEMENTS

The Company maintains no off-balance sheet arrangements.

GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of its assets and the liquidation of its liabilities in the normal course of business.  However, the Company has no revenues and is in its development stage, and currently lacks the capital to pursue its business plan.  This raises substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from this uncertainty.

CRITICAL ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The statements were prepared following generally accepted accounting principles of the United States of America consistently applied.

BASIC EARNINGS PER SHARE

The basic earnings (loss) per share is calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity.

CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

DIVIDENDS

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid.

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE AND COST RECOGNITION

We recognize revenue at the time the services and products are paid for.   We follow EITF Issue 00-10, “Accounting for Shipping and Handling Fees and Costs” (Issue 00-10). Issue 00-10 requires that all amounts billed to customers related to shipping and handling should be classified as revenues. Our service costs include amounts for shipping and handling, therefore, we charge our customers shipping and handling fees at the time the services are shipped or when services are performed. The cost of shipping services to the customer is recognized at the time the services are shipped to the customer and our policy is to classify them as shipping expenses. The cost of shipping services to the customer is classified as shipping expense.

Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAB 101) and Staff Accounting Bulletin No. 104, Revenue Recognition, corrected copy (SAB 104) address certain criteria for revenue recognition. SAB 101 and SAB 104 outline the criteria that must be met to recognize revenue and provides guidance for disclosures related to revenue recognition policies. Our revenue recognition policies comply with the guidance contained in SABs 101 and 104.

INCOME TAXES

At July 31, 2010, the Company had no income.

NEW ACCOUNTING PRONOUNCEMENTS

Below is a listing of the most recent Statement of Financial Accounting Standards (SFAS) SFAS 155, 157, and 158 and their effect on the Company.

Statement No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans"-an amendment of FASB Statements No. 87, 88, 106, and 123R. This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization.

Statement No. 157, "Fair Value Measurements". This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements.

Statement No. 155, Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statement No. 133 and 140. This Statement amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities , and No. 140,  Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities .

The adoption of these new Statements is not expected to have a material effect on the Company’s current financial position, results or operations, or cash flows.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

OFFICERS AND KEY PERSONNEL OF THE COMPANY

The address of each executive officer and director is c/o:	GIA INVESTMENTS CORP
4790 Caughlin Pkwy, Ste 387
Reno, Nv 89519

Mr. Hsiao is 38 years old and has an MBA in economics from Tamkang University.  Since 2002 till the present Mr. Hsiao has been overseeing the many functions of Jing-Hua China Investment Consultants. The firm assists Taiwan enterprises grow and invest in China. Their web site and Company information can be found at www.jing-hua.com

HAVE ANY OF THE OFFICERS OR DIRECTORS EVER WORKED FOR OR MANAGED A COMPANY IN THE SAME BUSINESS AS THE COMPANY?

No

IF ANY OF THE OFFICERS, DIRECTORS OR OTHER KEY PERSONNEL HAVE EVER WORKED FOR OR MANAGED A COMPANY IN THE SAME BUSINESS OR INDUSTRY AS THE COMPANY OR IN A RELATED BUSINESS OR INDUSTRY, DESCRIBE WHAT PRECAUTIONS, IF ANY, (INCLUDING THE OBTAINING OF RELEASES OR CONSENTS FROM PRIOR EMPLOYERS) HAVE BEEN TAKEN TO PRECLUDE CLAIMS BY PRIOR EMPLOYERS FOR CONVERSION OR THEFT OF TRADE SECRETS, KNOW-HOW OR OTHER PROPRIETARY INFORMATION.

No action has been taken in this regard.

IF THE COMPANY HAS NEVER CONDUCTED OPERATIONS OR IS OTHERWISE IN THE DEVELOPMENT STAGE, INDICATE WHETHER ANY OF THE OFFICERS OR DIRECTORS HAS EVER MANAGED ANY OTHER COMPANY IN THE START-UP OR DEVELOPMENT STAGE AND DESCRIBE THE CIRCUMSTANCES, INCLUDING RELEVANT DATES.

Since 2002 till the present Mr. Hsiao has been overseeing the many functions of Jing-Hua China Investment Consultants. The firm assists Taiwan enterprises grow and invest in China. Their web site and Company information can be found at www.jing-hua.com

IF ANY OF THE COMPANY'S KEY PERSONNEL ARE NOT EMPLOYEES BUT ARE CONSULTANTS OR OTHER INDEPENDENT CONTRACTORS, STATE THE DETAILS OF THEIR ENGAGEMENT BY THE COMPANY.

None at this time

IF THE COMPANY HAS KEY MAN LIFE INSURANCE POLICIES ON ANY OF ITS OFFICERS, DIRECTORS OR KEY PERSONNEL, EXPLAIN, INCLUDING THE NAMES OF THE PERSONS INSURED, THE AMOUNT OF INSURANCE, WHETHER THE INSURANCE PROCEEDS ARE PAYABLE TO THE COMPANY AND WHETHER THERE ARE ARRANGEMENTS THAT REQUIRE THE PROCEEDS TO BE USED TO REDEEM SECURITIES OR PAY BENEFITS TO THE ESTATE OF THE INSURED PERSON OR A SURVIVING SPOUSE.

None at this time

IF A PETITION UNDER THE BANKRUPTCY ACT OR ANY STATE INSOLVENCY LAW WAS FILED BY OR AGAINST THE COMPANY OR ITS OFFICERS, DIRECTORS OR OTHER KEY PERSONNEL, OR A RECEIVER, FISCAL AGENT OR SIMILAR OFFICER WAS APPOINTED BY A COURT FOR THE BUSINESS OR PROPERTY OF ANY SUCH PERSONS, OR ANY PARTNERSHIP IN WHICH ANY OF SUCH PERSONS WAS A GENERAL PARTNER AT OR WITHIN THE PAST FIVE YEARS, OR ANY CORPORATION OR BUSINESS ASSOCIATION OF WHICH ANY SUCH PERSON WAS AN EXECUTIVE OFFICER AT OR WITHIN THE PAST FIVE YEARS, SET FORTH BELOW THE NAME OF SUCH PERSONS, AND THE NATURE AND DATE OF SUCH ACTIONS.

No petition under the bankruptcy act or any state insolvency law has been filed by or against the company or its officers, directors or other key personnel. No receiver, fiscal agent or similar officer has been appointed by a court for the business or property of any such persons, or any partnership in which any of such persons was a general partner at or within the past five years, or any corporation or business association of which any such person was an executive officer at or within the past five years.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of change of ownership of our common stock.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

EXECUTIVE COMPENSATION

We do not currently compensate our Officers and Directors, as outlined in this document. We do not currently offer benefits, such as health or life insurance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

(See table in section titled “SELLING SHAREHOLDERS”)

SUMMARY COMPENSATION

At this time there is no compensation being offered to any of the Officers/Directors

STOCK AND OPTION AWARDS

There have been no stock options or awards other than the original “founders” stock, which was issued for services to the founders.

DIRECTORS’ COMPENSATION

Directors are not compensated.

EMPLOYMENT CONTRACTS AND OFFICERS’ COMPENSATION

There are no employment agreements

INCENTIVE STOCK OPTION PLAN AND INCENTIVE STOCK OPTION AGREEMENT

None at this time

LONG-TERM INCENTIVE PLAN (“LTIP”) AWARDS

None at this time

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.  The officers and directors currently own 28,000,000 common shares.  The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we cannot guarantee.  The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

Beneficial Owner Officer/Directors (1)	Percent of Voting Shares Owned (2)	Number of Common Shares Owned (3)
Heer Hsiao sole officer and director	99%	28,000,000

Total Shares Outstanding	28,250,000
Total Shares Authorized	50,000,000
Total Shares owned by Officers and Directors	28,000,000

The address of each executive officer and director is c/o the Company.

(1) As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security).
(2) Assumes the sale of the maximum amount of this offering (the Company shares of common stock) by the Company.
(3) The aggregate amount of shares to be issued by the Company and outstanding after the offering is 28,250,000

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

In so far as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this Prospectus is a part, with the U.S. Securities and Exchange Commission.  Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q, and 8-K, proxy statements, under Section 14 of the Exchange Act and other information with the Commission.  Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street NE, Washington, D.C. 20549.  Copies of all materials may be obtained from the Public Reference Section of the Commission’s Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

GIA INVESTMENTS CORP.

250,000 SHARES OF COMMON STOCK
PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is_____, 2010

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the issuance and distribution of the common stock being registered:

SEC registration fee	$8.91
Blue Sky Expense	990
Legal fees and expenses	37,500
Accountants’ fees and expenses	11,000

Total	$50,000

All amounts except the SEC registration fee are estimated.  All of the expenses set forth above are being paid by us.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article 4 of the Articles of Incorporation (as amended) address indemnification of Directors and Officers and provides for the following:

“No director of the corporation will be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except as provided by the Code; and, the corporation will indemnify its directors and officers to the fullest extent permitted by the Code and may, of and to the extent authorized by the board of directors, indemnify any other person whom it has the power to indemnify against liability, reasonable expense, or any other matter whatever; and, the corporation may at the discretion of the board of directors purchase and maintain insurance on behalf of the corporation and any person whom it has the power to indemnify pursuant to law, the certificate of formation, or these bylaws, or otherwise.”

ITEM 15 RECENT SALES OF UNREGISTERED SECURITIES

1.	TGB CORP.	22000000	39292

2.	THE WORLD INC.	6000000	10716

3.	HSIAO, WAN-SUNG	24000	12000
	蕭萬松
4.	LIN, PI-LIEN	16000	8000
	林碧蓮
5.	HSIAO, YU-CHUN	10000	5000
	蕭玉純
6.	HSIAO, CHAO-CHUNG	4000	2000
	蕭兆忠
7.	LU, HUI-MEI	2000	1000
	呂惠美
8.	曾恩明	2000	1000
	TSENG, EN MING
9.	JENNY WANG	20000	10000
	王梅萍

10.	HSU, CHING-SHAN	20000	10000
	許清山
11.	HSU, CHIA-LI	20000	10000
	許嘉麗
12.	WEN TI-CHENG	2000	1000
	萬迪城
13.	CHEN, KUN	2000	1000
	陳堃
14.	SHIU, SHU-O	2000	1000
	許淑娥
15.	WANG, KUO-CHUN	2000	1000
	王國駿
16.	WANG, MEI-CHEN	2000	1000
	王梅珍
17.	WANG, MEI-YING	2000	1000
	王梅英
18.	WANG, MEI-CHING	2000	1000
	王梅卿
19.	LIN, CHIH-HSIUNG	2000	1000
	林志雄
20.	WANG, MEI-FANG	2000	1000
	王梅芳
21.	HSU WANG, HSIU-LAN	2000	1000
	許王秀蘭
22.	HSIAO, YU-HSIN	2000	1000
	蕭語芯
23.	CHI, QUING PING	6000	3000
	池清萍
24.	CHANG,	2000	1000
	張貴智
25.	TSENG, NSIEN-YU	2000	1000
	曾賢毓
26.	HUANG, HSIN-YU	2000	1000
	黃心昱
27.	DAI, YA PING	2000	1000
	戴亞萍
28.	LIU, TAI-CHING	2000	1000
	劉戴璟
29.	Henrys corporation	10000	5000

30.	CHANG, SHIN-HUNG	2000	1000
	張世鴻
31.	LEE, KUN-HO	2000	1000
	李坤和
32.	HSU, CHIEN-HUI	2000	1000
	徐千惠

33.	CHEN, CHI-WET	2000	1000
	陳齊偉
34.	HSIEH, MIN-TAO	4000	2000
	謝明道
35.	HSIEH, CHIO SHU LAN	10000	5000
	邱素蘭
36.	LEE, PEIR-FEN	2000	1000
	李培芬
37.	TSENG HSEIN FEI	2000	1000
	曾仙妃
38.	LEE, HSING-CHUAN	10000	5000
	李幸娟
39	LIN, CHE-SHENG	2000	1000
	林哲生
40	LEE, YA-TING	2000	1000
	李雲琪
41	LIN, HUI-O	2000	1000
	林慧娥
42	LIN, SHEHNG-CHIEH	4000	2000
	林勝杰
43	HSIAO YING-CHEN	10000	5000
	蕭映溱
44	CHEN, HUI-LING	6000	3000
	陳慧玲
45	CHEN, SHU-YIN	10000	5000
	陳淑音
46	TANG, KITCHEE	10000	5000
	鄧潔芝
47	LIN, KAI-HUA	2000	1000
	林凱嬅

Security holders acquired their shares by purchase exempt from registration under Regulation S of the 1933 Act.   On July 27, 2010 The World Inc. purchased 6,000,000 shares of common stock for an initial cash contribution of $10,716 ($0.001786 per share) and TGB Corp. purchased 22,000,000 shares of common stock for $39,292 ($0.001786). Both of these entities are controlled by our Sole officer and director Heer Hsiao.

During August and September 2010, 45 investors purchased 250,000 shares of common stock for $125,000 ($.50 per share)

We relied upon Regulation S of the Securities Act of 1933, as amended for the above issuances to non US citizens or residents.

We believed that Regulation S was available because:

•	None of these issuances involved underwriters, underwriting discounts or commissions;
•	We placed Regulation S required restrictive legends on all certificates issued;
•	No offers or sales of stock under the Regulation S offering were made to persons in the United States;
•	No direct selling efforts of the Regulation S offering were made in the United States.

In connection with the above transactions, although some of the investors may have also been accredited, we provided the following to all investors:

•	Access to all our books and records.
•	Access to all material contracts and documents relating to our operations.
•	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business. Prospective Investors were also invited to visit our offices.

These shares were purchased through a private placement and were exempt from Registration under Rule 506.  A Form D has been filed with the SEC.

ITEM 16.  EXHIBITS

The following exhibits are included with this registration statement:

Exhibit Number	Name/Identification of Exhibit

3.1	Articles of Incorporation
3.2	Bylaws
5.1	Opinion of Novi & Wilkin, Esq. Attorneys at Law
10.1	Subscription Agreement for TGB Corp.
10.2	Subscription Agreement for The World Inc.
23.1	Consent of Independent Auditor
23.2	Consent of Counsel (See Exhibit 5.1)

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes to:

(a)(1) File, during any   period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(2) If the Registrant is subject to Rule 430C,
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(2) If the Registrant is subject to Rule 430C,
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, in the City of Reno, State of Nevada on October 8, 2010.

GIA INVESTMENTS CORP
(Registrant)

By: /s/ Heer Hsiao	October 15, 2010
CEO, President and Principle Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.

By: /s/ Heer Hsiao	October 8, 2010
CEO

By: /s/ Heer Hsiao	October 8, 2010
President

By: /s/ Heer Hsiao	October 8, 2010
Principle Executive Officer

By: /s/ Heer Hsiao	October 8, 2010
CFO

By: /s/ Heer Hsiao	October 8, 2010
Principle Accounting Officer